UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant X
Filed by a Party other than the Registrant

Check the appropriate box:

Preliminary Proxy Statement
Confidential, for Use of the Commission (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
X	Definitive Additional Materials
Soliciting Material Pursuant to Rule 14a-12

ACACIA RESEARCH CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

X	No fee required.
Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:
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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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Fee paid previously with preliminary materials:
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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*** YOUR VOTE IS NEEDED! ***

January 31, 2020

Dear Fellow Stockholders:

We recently mailed to you a proxy statement (the “Proxy Statement”) in connection with our special meeting of shareholders scheduled for February 14, 2020 (the “Special Meeting”) to consider and vote upon two proposals related to a strategic partnership (the “Transaction”) with Starboard Value LP. (“Starboard Value”). According to your brokers records, your shares are still unvoted.

We urge you to read the Proxy Statement, filed with the Securities and Exchange Commission on January 17, 2020, in its entirety as it contains important information regarding the Transaction with Starboard Value. The Board of Directors believes approval of the two proposals is in the best interests of Acacia Research Corporation and its stockholders and unanimously recommends that our stockholders vote FOR both proposals by either Internet or telephone or by signing, dating, and returning the enclosed proxy card today. Since time is short before the Special Meeting, we urge you to vote your shares as soon as possible. If you have already voted your shares for the Special Meeting, please accept our thanks.

If you have any questions or need assistance voting your shares, please call Saratoga Proxy Consulting at (212) 257-1311 or (888) 368-0379. Thank you for your continued support.

Our Board of Directors recommends that stockholders approve all of the proposals described in the Proxy Statement at our Special Meeting of stockholders.

Sincerely,

Clifford Press	Al Tobia
Chief Executive Officer	President and Chief Investment Officer